                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       PERSONAL COMPUTER PRODUCTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                  [LOGO OF PERSONAL COMPUTER PRODUCTS, INC.]
                       PERSONAL COMPUTER PRODUCTS, INC.
--------------------------------------------------------------------------------
              10865 Rancho Bernardo Road  .  San Diego, CA 92127
                   Phone: 619-485-8411  .  Fax: 619-487-5809


November 10 1995


Dear Stockholder:

It is a pleasure to send to you the attached notice and proxy material with regard to the annual meeting of stockholders of Personal Computer Products, Inc.

The matters to be considered at this meeting include election of directors and ratification of the selection of accountants.

I hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, however, we request that you sign, date and return the enclosed proxy card as soon as possible.

We are grateful for the confidence you have shown in us.


Sincerely yours,



Edward W. Savarese,
Chairman, President and
Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 21, 1995


To the Stockholders of
Personal Computer Products, Inc.:

   The Annual Meeting of Stockholders of Personal Computer Products, Inc., a Delaware corporation ("PCPI"), will be held at 10865 Rancho Bernardo Road, San Diego, California on Thursday, December 21, 1995 at 11:00 a.m. for the following purposes:

     1. To elect a Board of Directors;

     2. To act upon a proposal to ratify the selection of Boros & Farrington APC as PCPI's independent accountants for fiscal year 1996;

and to transact such other business as may properly come before the Meeting, or any postponements or adjournments thereof.

   The Board of Directors has fixed the close of business on October 12, 1995 as the record date for determination of stockholders entitled to notice of and to vote at the Meeting.

   All stockholders are cordially invited to attend the Meeting. In order to allow us to provide adequate accommodations, please indicate on the enclosed proxy card if you plan to attend in person.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Ralph R. Barry,
                                            Secretary
Dated: November 10, 1995



                            YOUR VOTE IS IMPORTANT!

Please immediately date, sign and return your proxy in the enclosed envelope. If you attend the meeting, you may withdraw your proxy and vote in person.

                         THANK YOU FOR ACTING PROMPTLY.

                        PERSONAL COMPUTER PRODUCTS, INC.
--------------------------------------------------------------------------------
          10865 Rancho Bernardo Road  .  San Diego, California  92127

                                PROXY STATEMENT

                                 INTRODUCTION

GENERAL INFORMATION FOR STOCKHOLDERS

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Personal Computer Products, Inc., a Delaware corporation ("PCPI" or the "Company"), for use at the Annual Meeting of Stockholders of PCPI to be held on December 21, 1995 or at any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the accompanying form of proxy and PCPI's annual report for fiscal year 1995 are first being sent to stockholders on or about November 10, 1995. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted, and where a specification is made by the stockholder as provided therein, will be voted in accordance with such specification. A stockholder giving a proxy may, nevertheless, revoke it before its exercise by filing with the Secretary of PCPI either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the stockholder who executed it is present at the Meeting and votes in person.

     The cost of the solicitation of proxies will be borne by PCPI. In addition to solicitation by mail, certain directors, officers and regular employees of PCPI, without receiving any additional compensation, may solicit proxies personally or by telephone or telegram. PCPI will reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy material to their principals.

VOTING SECURITIES

     On October 12, 1995 (the "record date" for determination of stockholders entitled to notice of and to vote at the Meeting), PCPI had outstanding 17,583,453 shares of Common Stock, which is the only class of stock entitled to vote at the Meeting. Each share entitles the holder thereof to one vote on all matters to be presented at the meeting.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The following table sets forth the number of shares of equity securities of PCPI owned beneficially (as determined in accordance with the rules adopted by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934) for all persons (including any "group") known to PCPI to be the beneficial owner of more than five percent of any class of voting securities of PCPI as of October 27, 1995, except as disclosed in the Security Ownership of Management section below.

TITLE OF CLASS                 NAME                      SHARES BENEFICIALLY OWNED       PERCENT OF CLASS
--------------                 ----                      -------------------------       ----------------
PCPI Common                 Nippo, Ltd.                          2,117,197                     12.0

Nippo, Ltd., a Japanese corporation ("Nippo"), is located at 5-27-12 Sakae, Naka-ku, Nagoya, Japan 460.

SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth the number of shares of equity securities of PCPI owned beneficially (as determined in accordance with the rules adopted by the SEC under the Securities Exchange Act of 1934) as of October 27, 1995 by each director and nominee for election as a director of PCPI, by each executive officer of PCPI who earned more than $100,000 during fiscal year 1995, and by all directors and executive officers as a group. In each case, such beneficial ownership includes both sole voting and sole investment power. Nippo, Dr. Savarese and Mr. Roth were, to the knowledge of PCPI, the only persons owning beneficially (as determined in accordance with such rules) more than 5% of any class of voting securities of PCPI as of such date. The business addresses of Dr. Savarese and Mr. Bonar are the same as that of the Company. Mr. Roth and Dr. Saal's business addresses are, respectively, 322 West 57th Street, Apartment 45T, New York, New York 10019, and 2520 Mission College Blvd. Santa Clara, California 95054.

TITLE OF CLASS                 NAME                      SHARES BENEFICIALLY OWNED       PERCENT OF CLASS
--------------                 ----                      -------------------------       ----------------
PCPI Common         Edward W. Savarese                          1,171,350(a)                   6.3
PCPI Common         Irwin Roth                                    939,400(b)                   5.2
PCPI Common         Harry J. Saal                                 530,000(c)                   3.0
PCPI Common         Brian Bonar                                   140,000(d)                    .8
PCPI Common         All directors and executive                 2,890,750(e)                  14.7
                    officers as a group (5 persons)

TITLE OF CLASS                 NAME                      SHARES BENEFICIALLY OWNED       PERCENT OF CLASS
--------------                 ----                      -------------------------       ----------------
LPAC Common         Edward W. Savarese                            127,500(a)                   4.1
LPAC Common         Irwin Roth                                    126,500(b)                   4.0
LPAC Common         Harry J. Saal                                  76,500(c)                   2.5
LPAC Common         All directors and executive                   330,500(e)                   9.9
                    officers as a group (5 persons)

(a) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 925,000 shares of PCPI Common Stock and 127,500 shares of LPAC Common Stock. Also includes 30,000 shares of PCPI Common Stock owned by Dr. Savarese's children; Dr. Savarese disclaims beneficial ownership of those shares.

(b) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 658,335 shares of PCPI Common Stock and 126,500 shares of LPAC Common Stock.

(c) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 253,700 shares of PCPI Common Stock and 76,500 shares of LPAC Common Stock.

(d) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 140,000 shares of PCPI Common Stock.

(e) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 2,087,035 shares of PCPI Common Stock and 330,500 shares of LPAC Common Stock. Also includes 30,000 shares of PCPI Common Stock owned by Dr. Savarese's children; Dr. Savarese disclaims beneficial ownership of those shares.

     All percentages in this section were calculated on the basis of outstanding securities plus securities deemed outstanding pursuant to Instruction 3 to Item 403 of Regulation S-B, under the Securities Exchange Act of 1934.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                       ITEM NO. 1 - ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS; EXECUTIVE OFFICERS

     Four (4) directors are to be elected at the Meeting, each to serve until the next annual meeting or until a successor is elected. All of the nominees are now serving as directors of PCPI and all four have consented to be named and have indicated their intent to serve if elected, and the proxyholders named in the accompanying form of proxy will vote the shares represented by the proxy for all of the nominees unless withholding of authority to vote has been specified on the proxy with respect to one or more directors. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, the proxyholders will vote the shares for the other nominees named and for such other person as may be designated by the Board of Directors.

     The following table sets forth certain information regarding the nominees for election to the Board of Directors of PCPI.

NAME                            AGE      SINCE                              DIRECTOR TITLE
----                            ---      -----                              --------------
Edward W. Savarese               48      1983      Director, Chairman of the Board, President and Chief Executive Officer
Brian Bonar                      48      1995      Director and Executive Vice President Sales, Marketing and Engineering
Irwin Roth                       64      1983      Director
Harry J. Saal                    51      1983      Director

     Dr. Savarese is a founder of PCPI and has been Chairman and Chief Executive Officer of PCPI and its predecessor since 1982, and in addition has been the President of PCPI since 1989.

     Mr. Bonar has been with PCPI since August 1992 as Director of Technology Sales, and in April 1994 was appointed Vice President, Sales and Marketing. In September 1994, Mr. Bonar became Executive Vice President Sales, Marketing and Engineering and in August 1995 a Director. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, he was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developer located in Huntsville, Alabama.

     Mr. Roth is an attorney, and has been practicing law in New York City for more than the past five years. He has served on the Company's Board of Directors since 1982. He was a co-founder of Panafax, Inc., the first marketer of facsimile machines in the United States. He holds Bachelor's and law degrees from the University of Michigan.

     Dr. Saal has been President and Chief Executive Officer of Smart Valley, Inc., a company which is working to create an electronic community in the San Francisco Bay Area of California, since September 1, 1993. In addition, from 1986 until 1993 Dr. Saal was the President and a Director of Network General Corp., which is engaged in the design, manufacture and sale of diagnostic systems for local area networks (and related products). Dr. Saal continues to serve as a Director of Network General Corp.

     In addition to Dr. Savarese and Mr. Bonar, Ralph R. Barry, age 37, is an executive officer of PCPI and serves as its Chief Financial Officer, Secretary and Treasurer. Mr. Barry, a CPA, joined PCPI as Controller and Chief Accounting Officer, and Assistant Secretary in October 1993 and became Chief Financial Officer and Secretary in August 1995. Prior thereto, Mr. Barry served as a senior accountant with Price Waterhouse since August 1989.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held 13 meetings in fiscal year 1995. In addition to action taken at meetings, the Board on occasion acts by unanimous written consent.

     The Board of Directors currently has no committees. Other than Mr. Bonar who became a Director in August 1995, each of PCPI's current directors attended at least 75% of the fiscal year 1995 meetings of the Board.

               ITEM NO. 2 - SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected the firm of Boros & Farrington APC as independent accountants for PCPI for the fiscal year ending June 30, 1996, it being intended that such selection would be proposed for ratification by the stockholders. The proxyholders named in the accompanying form of proxy will vote the shares represented by the proxy for ratification of the selection of Boros & Farrington APC unless a contrary choice has been specified on the proxy. If the stockholders do not ratify the selection of Boros & Farrington APC, the selection of independent accountants will be reconsidered by the Board of Directors. The Board retains the power to select another firm as independent accountants for PCPI to replace a firm whose selection was ratified by the stockholders in the event the Board determines that a change would be in the best interest of PCPI.

     Representatives of Boros & Farrington APC are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so.

                             EXECUTIVE COMPENSATION

     The following table shows as to each of the executive officers who earned more than $100,000 during the fiscal year ended June 30, 1995, information concerning compensation for services rendered in all capacities to PCPI and its subsidiaries during the previous three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                     ANNUAL                     COMPENSATION
                                                                  COMPENSATION                     AWARDS
                                                     ------------------------------------       ------------
                                         FISCAL                              OTHER ANNUAL         OPTIONS/
NAME AND PRINCIPAL POSITION               YEAR        SALARY      BONUS      COMPENSATION         SARS (#)
---------------------------              ------       ------      -----      ------------        ----------
Edward W. Savarese....................    1995      $229,290    $------     $74,000/(1)/            ------
 Director, Chairman of the Board,         1994       200,000     30,000      ------                175,000
 President and Chief Executive Officer    1993       194,192     15,000      ------                 ------

Brian Bonar............................   1995       129,039     ------      ------                350,000
 Director, Executive Vice President,      1994       135,469     ------      ------                150,000
 Sales, Marketing and Engineering/(2)/

All executive officers as a group         1995       419,637     ------      $74,000               350,000
 (3 persons for 1995, 5 persons for       1994       625,909     54,000       ------               618,500
 1994 and 2 persons for 1993).            1993       352,372     25,000       ------                ------


(1) As of June 30, 1995, $2,811 remained unpaid for Dr. Savarese. The amount for 1995 includes $74,000 of accrued but unpaid vacation benefits used by Dr. Savarese to exercise warrants to purchase stock.

(2) Mr. Bonar was hired August 1, 1992 and was appointed Vice President, Sales and Marketing on April 28, 1994. The table includes all of Mr. Bonar's fiscal 1994 compensation even though he was not an executive officer for all of fiscal 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on options/SARs granted in fiscal year 1995 to the named executive officers.


                                      NUMBER OF           PERCENT OF TOTAL
                                     SECURITIES            OPTIONS/SARs            EXERCISE
                                     UNDERLYING             GRANTED TO             OR BASE
                                    OPTIONS/SARs           EMPLOYEES IN             PRICE
      NAME                           GRANTED (#)            FISCAL YEAR           ($/SHARE)          EXPIRATION DATE
      ----                         -------------          ----------------        ----------         ---------------
Brian Bonar                         100,000(1)                 14.6%                  $.75         September 22, 1998
Brian Bonar                         250,000(2)                 36.4%                  $.52         April 25, 2005
All executive officers
as a group (3 persons)              350,000                    51.0%

(1) Warrants were granted to purchase common stock of PCPI with warrants for 20,000 shares exercisable on date of grant, September 22, 1994, and the remaining balance becoming exercisable equally on an annual basis over the first four years of the warrant term.

(2) Stock options were granted on April 24, 1995 to purchase common stock of PCPI. The options become exercisable over a three year period beginning April 24, 1996 in installments of 100,000, 75,000 and 75,000 respectively.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in fiscal year 1995 by the named executive officers and the value of such officers' unexercised options/SARs at June 30, 1995. Warrants to purchase PCPI common stock are included as options.

                                   SHARES                               NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                ACQUIRED ON       VALUE                UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/SARs
       NAME                     EXERCISE (#)    REALIZED ($)         OPTIONS/SARs AT FY-END (#)       AT FISCAL YEAR END ($)/(1)/
      -----                    ------------    -------------         --------------------------       ---------------------------
                                                                     Exercisable  Unexercisable       Exercisable   Unexercisable
                                                                     -----------  -------------       -----------   -------------
Edward W. Savarese                300,000          9,375                925,000         -----             -----          -----
Brian Bonar                        ------         ------                 70,000       430,000             -----          -----
Ralph R. Barry                     ------         ------                 93,000        34,000             -----          -----
All executive officers as
a group (3 persons)               300,000          9,375              1,088,000       464,000             -----          -----

(1) Fiscal year ended June 30, 1995. The average of the bid and asked price of the Company's Common Stock on that date on NASDAQ was $0.47.

DIRECTOR COMPENSATION

     As fees for service on PCPI's Board of Directors, the non-employee directors of PCPI received in fiscal 1995 and will receive in fiscal 1996 $1,500 per month plus travel expenses. Employee directors receive no additional compensation for service on the PCPI Board of Directors. In addition, the Company calls upon Mr. Roth from time to time to provide special consulting services on various corporate matters, for cash compensation. On April 1, 1994, PCPI and Mr. Roth entered into a five-year consulting agreement for Mr. Roth to continue to provide these services payable in monthly installments of $9,000. The Company paid Mr. Roth $36,000 in such consulting fees during fiscal 1995 and $27,000 for services were unpaid at June 30, 1994. In addition, Mr. Roth exercised warrants with an aggregate value of $72,000 to purchase common stock and such amount was offset against amounts owing to Mr. Roth under the consulting agreement.

EMPLOYMENT AGREEMENTS

     PCPI entered into an employment agreement with Dr. Savarese, effective as of July 1, 1990, calling for employment for five years. On February 25, 1994, the agreement was amended to extend the term for an additional four years through June 30, 1999. Minimum salaries under the amended agreement commencing July 1, 1995 are $240,000, $255,000, $270,000 and $285,000.

     PCPI also entered into an employment agreement with Mr. Bonar, effective September 1, 1994, calling for employment through June 30, 1999, at an annual base salary of $120,000 with a 3.5% cost of living increase each year commencing July 1, 1995. In addition to the annual base salary, Mr. Bonar will be subject to commission under a plan and quotas to be established at the start of each fiscal year.

     These employment agreements provide that, in the event of termination without cause, whether or not occurring in the aftermath of a change in corporate control, the Company shall pay the executive, within 72 hours after his termination, his entire salary for the remainder of the entire term, and shall also continue his fringe benefits for the remainder of the entire term.

     In the event of the executive's death or permanent disability, his salary shall continue during the entire term, and his stock options shall be exercisable until two years after his death or permanent disability.

     The executive shall be entitled to severance pay equal to one-half of his fiscal 1999 annual salary if his employment terminates upon the scheduled expiration of the employment agreement, or if he is terminated without cause within six months before the scheduled expiration of the employment agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1993, in connection with major stockholder Nippo, Ltd.'s acquisition of its 1,000,000 shares of PCPI Common Stock for $1,000,000, PCPI entered into an International Sales Representative Agreement with Nippo and appointed Nippo its exclusive sales representative of laser printer controllers and laser printer controller technology with regard to laser printer manufacturers in Japan.

     In July and October 1994, Nippo and one of its affiliates loaned PCPI a total of $686,000, due in one year, at interest rates ranging from 3% to 7%. In January 1995, the outstanding principal and accrued interest totaling $698,000 was converted into the Company's common stock.

     In March 1995, Dr. Savarese agreed to loan the Company a gross aggregate amount of up to $100,000 with interest at the rate of 7% per year. As of September 30 1995, borrowings under this Note aggregated $100,000.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the nominees listed herein and FOR ratification of the selection of independent certified public accountants.

                                 OTHER MATTERS

OTHER BUSINESS

     So far as the management of PCPI is aware, no business other than that described in this proxy statement will come before the Meeting. If any other business properly comes before the Meeting, or any postponements or adjournments thereof, the proxyholders named in the accompanying proxy will vote thereon the shares represented by the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1996 Annual Meeting (i.e., the meeting to be held following the end of fiscal year 1996) must be received on or before September 30, 1996 by the Company at its office address set forth on the first page of this proxy statement, and all the other conditions of Rule 14a-8 under the Securities Exchange Act of 1934 must be satisfied, for such proposals to be included in PCPI's proxy statement and form of proxy relating to that meeting.


BY ORDER OF THE BOARD OF DIRECTORS


Ralph R. Barry,
Secretary

San Diego, California
November 10, 1995

                  [LOGO OF PERSONAL COMPUTER PRODUCTS, INC.]
                        PERSONAL COMPUTER PRODUCTS, INC.
--------------------------------------------------------------------------------
              10865 Rancho Bernardo Road  .  San Diego, CA 92127
                   Phone: 619-485-8411  .  Fax: 619-487-5809